================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ERLY INDUSTRIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               THE POWELL GROUP
                       FARMERS RICE MILLING COMPANY, INC.
                               NANETTE N. KELLEY
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                      [LETTERHEAD OF DANBURY RICE SALES]

                               September 3, 1997

Nanette Kelley
The Powell Group
P.O. Box 788
Baton Rouge, LA 70821

Dear Ms. Kelley:

Danbury Rice Sales is a sales office located in Danbury, Texas that represents an average of 1,300,000 cwt. of rough rice each year from Brazoria and Galveston counties. We primarily market our rice to American Rice, Inc. (46%), Uncle Ben's, Inc. (24%), Affiliated Rice Milling Inc. (21%), and Farmers Rice Milling Company (6%). By far, American Rice, Inc. (A.R.I.) represents the largest mill volume for our sales office.

We are dependent upon A.R.I. In the past, they have provided our customers with good prices and good contracts. Within the last year and a half, it has become more difficult to confirm these prices and contracts. Our farmers have lost faith and confidence in A.R.I. The faith was lost when we agreed to contractual terms and A.R.I. did not uphold their contractual responsibility.

This year we sold rice to A.R.I. with delayed shipping and payment terms. We agreed to ship within thirty days from confirmation and A.R.I. was to pay loan thirty days after shipment and premium fifteen days later. This would make the final payment a total of forty-five days from last day of shipment. Instead, we did not receive loan money until the 681.1 expiration date which was forty-five days and on the average, premium was paid between seventy-five to one hundred days after shipment. Technically, the final money was paid at 130 days after confirmation.

Our farmers planned their financing around the original terms. When these terms were not met, they had to borrow money at a greater interest rate than A.R.I. was paying them. Many farmers could not get a new crop loan because they were waiting for the money from A.R.I. to pay their old crop loan.

Currently, our receivables of approximately $500,000.00 on old crop money is 125 days from shipment. The last premium money we have received was July 21, 1997. Until financial responsibility is shown, we have advised our farmers not to ship against the A.R.I. green rice contract.

We appreciate your interest and concern.

Best Regards,

/s/ JACKO GARRETT                              /s/ TRACI HARVEY
Jacko Garrett                                  Traci Harvey
Owner                                          Sales Agent